NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

CONVERTIBLE PROMISSORY NOTE (the “Note”)

FOR VALUE RECEIVED, Sanwire Corporation, a Nevada company, (the "Debtor") hereby promises to pay to Kanno Group Holdings, Ltd., a British Columbia company, (the "Holder") the principal sum of Two Million Three Hundred Forty Five Thousand and Three Hundred (US$2,345,300.00) in United States dollars (the "Principal") without interest, in respect of amounts owed by the Debtor to the Holder from the sale of certain technology intellectual property by the Holder to the Debtor on March 22, 2013. This Note is due eighteen (18) months from May 10, 2013 (the “Maturity Date”).

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Debtor and will not impose personal liability upon the Holder thereof.

1. Non-Waiver. The extension of the time for making any payment which is due and payable hereunder at any time or times or the failure, delay or omission on the part of the Holder to exercise or enforce any rights or remedies of the Holder hereunder or under any instrument securing payment of the indebtedness evidenced by this Note shall not constitute a waiver of the right of the Holder to enforce such rights and remedies thereafter.

2. Notices and Demands. Any demand or notice to be made or given in connection with this Note shall be in writing and shall be personally delivered to the Debtor or sent by facsimile, at or to the address or facsimile number, as the case may be, set out on the signature page hereof or to such other address or addresses or facsimile number or numbers as the Debtor may from time to time designate to the Holder in accordance with this provision.

Any demand or notice which is personally delivered as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery, if such date is a business day and such delivery was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the business day next following such date of delivery. Any demand or notice which is transmitted by facsimile as aforesaid shall be deemed to have been validly and effectively given on the date of transmission, if such date is a business

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day and such transmission was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the business day next following such date of transmission.

3. Amendments. No amendment, modification or waiver of any provision of this Note or consent to any departure by the Debtor from any provision of this Note is in any event effective unless it is in writing and signed by the Holder and then the amendment, modification, waiver or consent is effective only in the specific instance and for the specific purpose for which it is given.

4. Applicable Law. This Note shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. The parties agree that any action under or for the enforcement of this Note may be brought in the courts of the Province of British Columbia, and the parties attorn to the exclusive jurisdiction of those courts.

5. Time of the Essence. Time shall in all respects be of the essence of this Note.

6. Waiver of Benefits. The Debtor hereby waives the benefits of division and discussion, demand and presentment for payment, notice of non-payment, protest and notice of protest of this Note.

7. Compliance with Directions, etc. The Holder may at any time direct the Debtor to make any payment which is due and payable hereunder or to become due and payable hereunder to any person, including directing the Debtor to offset or reduce any indebtedness of the Holder to the Debtor, and the Debtor shall comply with such direction. The Debtor shall, upon the written demand of the Holder, confirm to any third party specified by the Holder that such direction has been received and that no prepayments have been made hereunder and that the Debtor has not been directed to make payments hereunder to any other person.

8. Note not to be Negotiable Instrument. This Note may be assigned, discounted, pledged or hypothecated by the Holder and by any subsequent holder of this Note.

9. Optional Conversion. The Holder is entitled, at his sole option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this Note, all or any part of the principal amount owing into shares of the Debtor’s common stock, at the price per share equal to $1.00 per share (the “Conversion Price”). No fraction of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Note, the Holder hereof shall deliver written notice thereof to the Debtor at its address as set forth herein. The date upon which the conversion shall be effective shall be deemed to be the date set forth in the conversion notice.

10. Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Debtor unless the entire unpaid principal amount of this Note is so converted. The Holder and the Debtor shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Debtor, so as not to require physical surrender of this

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Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Debtor shall, prima facie, be controlling and determinative in the absence of manifest error.

11. Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Debtor, the effectuation by the Debtor of a transaction or series of related transactions in which more than 50% of the voting power of the Debtor is disposed of, or the consolidation, merger or other business combination of the Debtor with or into any other Person (as defined below) or Persons when the Debtor is not the survivor shall either: (i) be deemed to be an event of default pursuant to which the Debtor shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the outstanding balance of the Principal or (ii) be treated pursuant to Section 12 hereof. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

12. Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Notes, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of common stock of the Debtor shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Debtor or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Debtor other than in connection with a plan of complete liquidation of the Debtor, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of common stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Debtor shall not affect any transaction described in this Section 12 unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Debtor) assumes by written instrument the obligations of this Section 1.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

13. Reservation of Common Stock. The Debtor shall reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of this Note, such number of shares of common stock as shall from time to time be sufficient to effect such conversion, based upon the conversion price. If at any time the Debtor does not have a sufficient number of conversion shares authorized and available, the Debtor shall call and hold a special meeting of its shareholders within thirty (30) days of that time for the sole purpose of increasing the number of authorized shares of common stock.

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IN WITNESS WHEREOF the Debtor has executed this Note this 10th day of May, 2013.

KANNO GROUP HOLDINGS, LTD.	SANWIRE CORPORATION
Per: /s/Naiel Kanna	Per: /s/ Carman Parente
Naiel Kanno, President & CEO	Carman Parente, Chairman
5900 Muir Drive, Suite 41	4528 S Sheridan Road, Suite 212
Richmond, BC V6V 2Y8	Tulsa, OK 74145

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